FOR IMMEDIATE RELEASE
NEWS RELEASE

Contact:    Matt Brown
Senior Vice President and CFO
U.S. Concrete, Inc.
817-835-4105

U.S. CONCRETE ANNOUNCES 2012 FOURTH QUARTER AND FULL YEAR RESULTS

Full Year Highlights

•	Consolidated revenue increased 19.1% to $531.0 million

•	Ready-mixed concrete volume rose 19.6% to 4.8 million cubic yards

•	Ready-mixed concrete average sales price improved 3.3%

•	Adjusted EBITDA increased 225.5% to $24.9 million

Fourth Quarter 2012 Year-over-Year Highlights

•	Consolidated revenue increased 14.5% to $134.9 million

•	Ready-mixed concrete volume rose 15.7% to 1.2 million cubic yards

•	Ready-mixed concrete average sales price improved 1.1%

•	Adjusted EBITDA increased 24.3% to $5.7 million

EULESS, TEXAS – MARCH 7, 2012 – U.S. Concrete, Inc. (NASDAQ: USCR) today reported a net loss of $12.0 million, or $(0.98) per diluted share, for the fourth quarter of 2012, compared to net income of $0.9 million, or $0.07 per diluted share, in the fourth quarter of 2011. Included in the fourth quarter 2012 net loss amount was a non-cash loss related to the fair value change in the Company’s derivatives of $13.2 million, $0.2 million of expense related to the recently completed relocation of the corporate headquarters to Euless, Texas and $0.2 million of non-cash stock compensation expense. Included in fourth quarter 2011 net income was a non-cash gain related to the fair value change in the Company’s derivatives of $3.6 million, $0.4 million of expense related to the departure of our former President and Chief Executive Officer as well as the hiring of our new President and Chief Executive Officer in August 2011, and $0.7 million of non-cash stock compensation expense. Excluding the loss on derivatives, relocation related expenses, and non-cash stock compensation expense, net income and net earnings per diluted share for the fourth quarter of 2012 would have been $1.6 million, or $0.13 per diluted share. Excluding the gain on derivatives, expenses related to the departure of the Company’s former President and Chief Executive Officer and the hiring of our new President and

Chief Executive Officer, and non-cash stock compensation expense, net loss and net loss per diluted share for the fourth quarter of 2011 would have been $1.6 million, or $0.14 per diluted share.

William J. Sandbrook, President and Chief Executive Officer of U.S. Concrete, stated “We are pleased with our improved performance in 2012. While much credit goes to generally benign weather patterns and improved construction activity in our markets, our favorable results arose from the hard work, professionalism and commitment of our U.S. Concrete team of dedicated employees.”

CHANGE IN SEGMENT REPORTING
During the 4th quarter of 2012 the Company made changes to better align its operating and reportable segments with the overall strategy and the manner in which the business is organized and managed. The Company will report its results across the following segments: (1) ready-mixed concrete and (2) aggregate products.
The previously reported Precast concrete products segment was eliminated when six of the Company’s seven precast plants were sold during 2012. The remaining precast plant, as well as other products and services that were previously associated with the “ready-mixed concrete and concrete-related products” segment, are no longer associated with a reportable segment. These other products and services include the Company’s building materials stores, hauling operations, lime slurry, Aridus® rapid-drying concrete technology, brokered product sales and recycled aggregates operations.
All historical segment results have been reclassified to conform with these changes and segment results for the quarters and full years ended December 31, 2011 and December 31, 2012 are shown in the included tables below.

FOURTH QUARTER 2012 RESULTS
Consolidated revenue in the fourth quarter of 2012 increased 14.5% to $134.9 million, compared to $117.8 million in the fourth quarter of 2011. Revenue from the ready-mixed concrete segment increased $17.5 million, or 16.8%, to $121.4 million for the fourth quarter of 2012, compared to $103.9 million in the fourth quarter of 2011. The Company’s ready-mixed sales volume for the fourth quarter of 2012 was approximately 1.23 million cubic yards, up 15.7% from the 1.06 million cubic yards of ready-mixed concrete we sold in the fourth quarter of 2011. The Company’s consolidated average sales price per cubic yard of ready-mixed concrete increased 1.1% during the fourth quarter of 2012, as compared to the fourth quarter of 2011. Aggregate products segment revenue increased $2.2 million, or 34.2%, to $8.7 million for the fourth quarter of 2012 compared to $6.5 million during the fourth quarter of 2011.
The Company’s adjusted earnings before interest, income taxes, depreciation and amortization (“EBITDA”) was $5.7 million in the fourth quarter of 2012, compared to adjusted EBITDA of $4.6 million in the fourth quarter of 2011. Adjusted EBITDA margin, which is adjusted EBITDA as a percentage of revenue, for the fourth quarter of 2012 was 4.3 percent, compared to 3.9 percent in the fourth quarter of 2011.
The Company defines adjusted EBITDA as net income (loss) from continuing operations plus expense (benefit) for income taxes, net interest expense, depreciation, depletion and amortization, and excludes non-cash stock compensation expense, derivative loss (income), loss on extinguishment of debt, expense related to the Company’s relocation of the corporate headquarters, and expenses related to the departure of the Company’s former President and Chief Executive Officer and the hiring of the new President and CEO. Adjusted EBITDA is a non-GAAP financial measure. For a reconciliation of adjusted EBITDA, free cash flow and net debt (which are other non-GAAP financial measures used in this earnings release) to the most directly comparable GAAP financial measures, please see the attached “Additional Statistics” schedule.
Selling, general and administrative expenses (“SG&A”) were approximately $16.7 million in the fourth quarter of 2012 compared to $12.1 million in the fourth quarter of 2011. The higher costs for the fourth quarter of 2012 were primarily due to expenses related to the recently completed relocation of the corporate headquarters, incentive compensation accruals, professional fees related to acquisition and divestiture activities and medical insurance costs.
During the fourth quarter of 2012, the Company recorded a $13.2 million non-cash loss on derivatives. This non-cash loss was comprised of $10.9 million from fair value changes in the embedded derivative related to the Company’s Convertible Notes and $2.3 million from fair value changes in the Company’s warrants. This is compared to a non-cash gain of $3.6 million during the fourth quarter of 2011. These changes are due primarily to the increase in the price of the Company’s common stock during the fourth quarter of 2012 and the decrease in the price of the Company’s common stock during the fourth quarter of 2011.
The Company provided cash from operations of $18.7 million for the fourth quarter of 2012, compared to $8.2 million for the fourth quarter of 2011. The increase in the fourth quarter of 2012 was primarily the result of timing in working capital changes. The Company’s free cash flow for the fourth quarter of 2012 was $22.4 million, compared to $9.5 million for the fourth quarter of 2011. We define “free cash flow” as cash provided by (used in) operations less capital expenditures for property, plant and equipment, net of proceeds from disposals. Free cash flow for the fourth quarter of 2012 includes $4.3 million in proceeds from the sale of our Arizona pre-cast operations. Capital expenditures increased $3.5 million to $3.9 million for the fourth quarter of 2012, as compared to $0.4 million for the fourth quarter of 2011.
The Company’s net debt at December 31, 2012 was approximately $58.7 million, up $1.8 million from December 31, 2011. We define net debt as total debt, including current maturities and capital lease obligations, minus cash and cash equivalents. The increase in the Company’s net debt was due primarily to an increase in the balance of the Convertible Notes from amortization of the discount on the notes and the addition of seller financed debt from acquisitions, partially offset by a decrease in the balance of our revolving credit facility at December 31, 2012. Net debt at December 31, 2012 was comprised of total debt of $63.5 million, less cash and cash equivalents of $4.8 million.
Ready-mix backlog at the end of the fourth quarter of 2012 was 3.1 million yards, up approximately 5.7% compared to the end of the fourth quarter of 2011.

CONFERENCE CALL
U.S. Concrete has scheduled a conference call for Thursday, March 7, 2013 at 10:00 a.m., Eastern Time, to review its fourth quarter and full year 2012 results. To participate in the call, dial Toll-free: 877-312-8806 - Conference ID: 15780570 at least ten minutes before the conference call begins and ask for the U.S. Concrete conference call. A replay of the conference call be available after the call under the investor relations section of the Company's website at www.us-concrete.com.
Investors, analysts and the general public will also have the opportunity to listen to the conference call over the Internet by accessing www.us-concrete.com. To listen to the live call on the Web, please visit the Web site at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live Web cast, an archive will be available shortly after the call under the investor relations section of the Company's website at www.us-concrete.com.

USE OF NON-GAAP FINANCIAL MEASURES
This press release uses the non-GAAP financial measures “adjusted EBITDA,” “adjusted EBITDA margin,” “free cash flow” and “net debt.” The impact of non-cash stock compensation expense, derivative income and losses, loss on extinguishment of debt, expenses related to the Company’s relocation of the corporate headquarters and expenses related to the departure of the former President and CEO and hiring of new President and CEO on net loss and net loss per share also represent non-GAAP financial measures. The Company has included adjusted EBITDA and adjusted EBITDA margin in this press release because it is widely used by investors for valuation and comparing the Company’s financial performance with the performance of other building material companies. The Company also uses adjusted EBITDA and adjusted EBITDA margin to monitor and compare the financial performance of its operations. Adjusted EBITDA does not give effect to the cash the Company must use to service its debt or pay its income taxes, and thus does not reflect the funds actually available for capital expenditures. In addition, the Company’s presentation of adjusted EBITDA and adjusted EBITDA margin may not be comparable to similarly titled measures that other companies report. The Company considers free cash flow to be an important indicator of its ability to service debt and generate cash for acquisitions and other strategic investments. The Company believes that net debt is useful to investors as a measure of its financial position. The Company presents the impact of non-cash stock compensation expense, derivative income and losses, loss on extinguishment of debt, expenses related to the Company’s relocation of the corporate headquarters and expenses related to the departure of the former President and CEO and hiring of new President and CEO on net loss and net loss per share to provide more consistent information for investors to use when comparing operating results for the fourth quarter of 2012 to the fourth quarter of 2011. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported operating results or cash flow from operations or any other measure of performance as determined in accordance with GAAP. See the attached “Additional Statistics” for reconciliation of each of these non-GAAP financial measures to the most comparable GAAP financial measures for the quarters and full years ended December 31, 2012 and 2011.

ABOUT U.S. CONCRETE
U.S. Concrete services the construction industry in several major markets in the United States through its two business segments: ready-mixed concrete and aggregate products. The Company has 101 fixed and 11 portable ready-mixed concrete plants and seven producing aggregates facilities. During 2012, these plant facilities produced approximately 4.8 million cubic yards of ready-mixed concrete and 3.3 million tons of aggregates. For more information on U.S. Concrete, visit www.us-concrete.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This press release contains various forward-looking statements and information that are based on management's belief, as well as assumptions made by and information currently available to management. These forward-looking statements speak only as of the date of this press release. The Company disclaims any obligation to update these statements and cautions you not to rely unduly on them. Forward-looking information includes, but is not limited to, statements regarding: the stability of the business; encouraging nature of fourth quarter volume and pricing increases; ready-mix backlog; ability to maintain our cost structure and the improvements achieved during our restructuring and monitor fixed costs; ability to maximize liquidity, manage variable costs, control capital spending and monitor working capital usage; and the adequacy of current liquidity. Although U.S. Concrete believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that those expectations will prove to have been correct. Such statements are subject to certain risks, uncertainties and assumptions, including, among other matters: general and regional economic conditions; the level of activity in the construction industry; the ability of U.S. Concrete to complete acquisitions and to effectively integrate the operations of acquired companies; development of adequate management infrastructure; departure of key personnel; access to labor; union disruption; competitive factors; government regulations; exposure to environmental and other liabilities; the cyclical and seasonal nature of U.S. Concrete's business; adverse weather conditions; the availability and pricing of raw materials; the availability of refinancing alternatives; and general risks related to the industry and markets in which U.S. Concrete operates. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those expected. These risks, as well as others, are discussed in greater detail in U.S. Concrete's filings with the Securities and Exchange Commission, including U.S. Concrete's Annual Report on Form 10-K for the year ended December 31, 2011 and subsequent Quarterly Reports on Form 10-Q.

(Tables Follow)

U.S. CONCRETE, INC. AND SUBSIDARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)

	Three months ended December 31, 2012	Three months ended December 31, 2011	Year Ended December 31, 2012	Year Ended December 31, 2011
Revenue	$134,908	$117,788	$531,047	$445,804
Cost of goods sold before depreciation, depletion and amortization	113,982	103,529	455,825	393,719
Selling, general and administrative expenses	16,691	12,107	58,978	49,152
Depreciation, depletion and amortization	4,606	3,929	15,676	18,586
Gain on sale of assets	(117)	(1,100)	(649)	(1,221)
(Loss) income from operations	(254)	(677)	1,217	(14,432)
Interest expense, net	(2,728)	(2,860)	(11,344)	(11,057)
Loss on early extinguishment of debt	—	—	(2,630)	—
Derivative (loss) income	(13,181)	3,564	(19,725)	13,422
Other income, net	990	302	2,973	1,138
(Loss) income from continuing operations before income taxes	(15,173)	329	(29,509)	(10,929)
Income tax benefit	(3,458)	(1,278)	(3,760)	(779)
Net (loss) income from continuing operations	(11,715)	1,607	(25,749)	(10,150)
(Loss) income from discontinued operations, net of taxes	(275)	(753)	10	(1,553)
Net (loss) income	$(11,990)	$854	$(25,739)	$(11,703)

(Loss) income per sahre:
Net (loss) income from continuing operations	$(0.96)	$0.13	$(2.11)	$(0.84)
(Loss) income from discontinued operations, net of taxes	(0.02)	(0.06)	—	(0.13)
Net (loss) income	$(0.98)	$0.07	$(2.11)	$(0.97)

Weighted average shares outstanding:
Basic and diluted	12,288	12,117	12,203	12,029

U.S. CONCRETE, INC. AND SUBSIDARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, including share amounts)
(Unaudited)

	December 31,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$4,751	$4,229
Trade accounts receivable, net	84,034	82,195
Inventories	25,001	33,156
Deferred income taxes	2,835	4,573
Prepaid expenses	3,651	3,785
Other receivables	4,414	3,224
Other current assets	3,080	2,738
Total current assets	127,766	133,900
Property, plant and equipment, net	120,871	126,225
Goodwill	10,717	1,481
Purchased intangible assets, net	15,033	—
Other assets	5,337	8,048
Total assets	$279,724	$269,654
LIABILITIES AND EQUITY
Current liabilities:
Current maturities of long-term debt	$1,861	$615
Accounts payable	48,880	46,749
Accrued liabilities	36,430	31,233
Derivative liabilities	22,030	2,305
Total current liabilities	109,201	80,902
Long-term debt, net of current maturities	61,598	60,471
Other long-term obligations and deferred credits	13,114	6,547
Deferred income taxes	3,287	5,654
Total liabilities	187,200	153,574
Commitments and contingencies (Note 23)
Equity:
Preferred stock, $0.001 par value per share (10,000 shares authorized; none issued)	—	—
Common stock, $0.001 par value per share (100,000 shares authorized; 13,358 and 12,867 shares issued and outstanding as of December 31, 2012 and 2011, respectively)	13	13
Additional paid-in capital	136,451	133,939
Accumulated deficit	(43,196)	(17,457)
Cost of treasury stock (118 and 60 common shares as of December 31, 2012 and 2011, respectively)	(744)	(415)
Total equity	92,524	116,080
Total liabilities and equity	$279,724	$269,654

U.S. CONCRETE, INC. AND SUBSIDARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	Year Ended December 31, 2012	Year Ended December 31, 2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(25,739)	$(11,703)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation, depletion and amortization	16,328	19,662
Debt issuance cost amortization	4,089	3,723
Amortization of discount on long-term incentive plan and other accrued interest	104	—
Loss on extinguishment of debt	2,630	—
Amortization of facility exit costs	(89)	—
Net gain on sale of assets	(2,803)	(1,221)
Net loss (gain) on derivative	19,725	(13,422)
Deferred income taxes	(4,014)	374
Provision for doubtful accounts	1,304	1,970
Facility exit costs	358	—
Stock-based compensation	2,512	2,065
Changes in assets and liabilities, excluding effects of acquisitions:
Accounts receivable	(4,858)	(9,631)
Inventories	(209)	(3,460)
Prepaid expenses and other current assets	(2,405)	879
Other assets and liabilities, net	(338)	(152)
Accounts payable and accrued liabilities	4,127	9,372
Net cash provided by (used in) operating activities	10,722	(1,544)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(8,405)	(6,361)
Payments for acquisitions	(28,578)	(250)
Proceeds from disposals of property, plant and equipment	5,155	2,682
Proceeds from disposals of business units	27,022	—
Net cash used in investing activities	(4,806)	(3,929)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from borrowings	172,546	150,239
Repayments of borrowings	(174,509)	(143,442)
Debt issuance costs	(1,825)	(375)
Payments for seller financed debt and joint venture	(1,277)	(1,595)
Purchase of treasury shares	(329)	(415)
Net cash (used in) provided by financing activities	(5,394)	4,412

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	522	(1,061)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	4,229	5,290
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$4,751	$4,229

U.S. CONCRETE, INC. AND SUBSIDARIES
SELECTED REPORTABLE SEGMENT INFORMATION
(in thousands)
(Unaudited)

	Three months ended December 31, 2012	Three months ended December 31, 2011	Year Ended December 31, 2012	Year Ended December 31, 2011
Revenue:
Ready-mixed concrete
Sales to external customers	$121,364	$103,872	$473,767	$387,979
Intersegment sales	6	6	40	77
Aggregate products
Sales to external customers	4,952	3,930	18,261	13,419
Intersegment sales	3,783	2,579	13,736	10,458
Total Reportable Segment Revenue	130,105	110,387	505,804	411,933
Other products and eliminations	4,803	7,401	25,243	33,871
Total revenue	$134,908	$117,788	$531,047	$445,804
	—	—	—	—
Adjusted EBITDA:
Ready-mixed concrete	$11,234	$7,555	$41,486	$22,205
Aggregate products	633	1,044	4,142	3,203
Total reportable segment adjusted EBITDA	11,867	8,599	45,628	25,408

Reconciliation to loss from continuing operations:
Other products and eliminations income (loss) from operations	130	(1,485)	116	(2,054)
Corporate overhead, net of insurance allocations	(8,134)	(4,419)	(30,057)	(22,274)
Depreciation, depletion and amortization for reportable segments	(3,804)	(3,117)	(12,549)	(14,610)
Interest expense, net	(2,728)	(2,860)	(11,344)	(11,057)
Corporate loss on early extinguishment of debt	—	—	(2,630)	—
Corporate derivative (loss) income	(13,181)	3,564	(19,725)	13,422
Corporate, other products and eliminations other income, net	677	47	1,052	236
Income (loss) from continuing operations before income taxes	$(15,173)	$329	$(29,509)	$(10,929)

U.S. CONCRETE, INC.
ADDITIONAL STATISTICS
(Unaudited)

We report our financial results in accordance with generally accepted accounting principles in the United States (“GAAP”). However, our management believes that certain non-GAAP performance measures and ratios, which our management uses in managing our business, may provide users of this financial information additional meaningful comparisons between current results and results in prior operating periods. See the table below for (1) presentations of our adjusted EBITDA, adjusted EBITDA margin and Free Cash Flow for the quarter and full year ended December 31, 2012 and 2011, and Net Debt as of December 31, 2012 and December 31, 2011 and (2) corresponding reconciliations to GAAP financial measures for the quarter and full year ended December 31, 2012 and 2011 and as of December 31, 2012 and December 31, 2011. We have also provided below (1) the impact of non-cash stock compensation expense, derivative income and losses, loss on extinguishment of debt, expenses related to the Company’s relocation of the corporate headquarters and expenses related to the departure of our former President and CEO and hiring of new President and CEO on net loss and net loss per share and (2) corresponding reconciliations to GAAP financial measures for the quarter and full year ended December 31, 2012 and 2011. We have also shown below certain Ready-Mixed Concrete Statistics for the quarter and full year ended December 31, 2012 and 2011.
We define adjusted EBITDA as our net income (loss) from continuing operations, plus the provision (benefit) for income taxes, net interest expense, depreciation, depletion and amortization, non-cash stock compensation expense, derivative (income) loss, loss on extinguishment of debt, expense related to the Company’s relocation of the corporate headquarters and expense related to the departure of our former President and CEO and hiring of our new President and CEO. We define adjusted EBITDA margin as the amount determined by dividing adjusted EBITDA by total revenue. We have included adjusted EBITDA and adjusted EBITDA margin in the accompanying tables because they are widely used by investors for valuation and comparing our financial performance with the performance of other building material companies. We also use adjusted EBITDA and adjusted EBITDA margin to monitor and compare the financial performance of our operations. Adjusted EBITDA does not give effect to the cash we must use to service our debt or pay our income taxes and thus does not reflect the funds actually available for capital expenditures. In addition, our presentation of adjusted EBITDA may not be comparable to similarly titled measures other companies report.
We have included the impact of non-cash stock compensation expense, derivative income and losses, loss on extinguishment of debt, expenses related to the Company’s relocation of the corporate headquarters and expenses related to the departure of our former President and CEO and hiring of our new President and CEO on net loss and net loss per share to provide more consistent information for investors to use when comparing operating results for the quarter and full year ended December 31, 2012 and 2011.
We define Free Cash Flow as cash provided by (used in) operations less capital expenditures for property, plant and equipment, net of disposals. We consider Free Cash Flow to be an important indicator of our ability to service our debt and generate cash for acquisitions and other strategic investments.
We define Net Debt as total debt, including current maturities and capital lease obligations, minus cash and cash equivalents. We believe that Net Debt is useful to investors as a measure of our financial position.
Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our reported operating results or cash flow from operations or any other measure of performance prepared in accordance with GAAP.

	Three months ended
	December 31,
	2012	2011
	(In thousands, except average price amounts and net loss per share)
Ready-Mixed Concrete Statistics:
Average price per cubic yard (in dollars)	98.81	97.70
Volume in cubic yards	1,225	1,059

Adjusted Net Income and EPS:
Net Income (Loss)	$(11,990)	$854
Add: Derivative loss (income)	13,181	(3,564)
Add: Loss on extinguishment of debt	—	—
Add: Non-cash stock compensation expense	241	683
Add: Expenses related to the departure of former President and CEO	—	381
Add: Expenses related to corporate headquarters’ relocation	157	—
Adjusted net income (loss)	$1,589	$(1,646)

Net income (loss) per diluted share	$(0.98)	$0.07
Impact of derivative loss (income)	1.07	(0.29)
Loss on extinguishment of debt	—	—
Impact of non-cash stock compensation expense	0.02	0.06
Impact of expenses related to the departure of former President and CEO	—	0.03
Impact of expenses related to corporate headquarters’ relocation	0.01	—
Adjusted net income (loss) per diluted share	$0.13	$(0.14)

Adjusted EBITDA reconciliation:
Net income (loss) from continuing operations	$(11,715)	$1,607
Income tax benefit	(3,458)	(1,278)
Interest expense, net	2,728	2,860
Derivative loss (income)	13,181	(3,564)
Depreciation, depletion and amortization	4,606	3,929
Loss on extinguishment of debt	—	—
Non-cash stock compensation expense	241	683
Expenses related to the departure of former President and CEO	—	381
Expenses related to corporate headquarters’ relocation	157	—
Adjusted EBITDA	$5,740	$4,618
Adjusted EBITDA margin	4.3%	3.9%

Free Cash Flow reconciliation:
Net cash provided by (used in) operations	$18,664	$8,162
Less: capital expenditures	(3,880)	(411)
Plus: proceeds from the sale of property, plant and equipment	3,303	1,709
Plus: proceeds from the sale of business units	4,271	—
Free Cash Flow	$22,358	$9,460

	As of	As of
	December 31, 2012	December 31, 2011
Net Debt reconciliation:
Total debt, including current maturities and capital lease obligations	$63,459	$61,086

Less: cash and cash equivalents	4,751	4,229
Net Debt	$58,708	$56,857

	Year ended
	December 31,
	2012	2011
	(In thousands, except average price amounts and net loss per share)
Ready-Mixed Concrete Statistics:
Average price per cubic yard (in dollars)	$97.59	$94.48
Volume in cubic yards	4,839	4,047

Adjusted Net Income and EPS:
Net Income (Loss)	$(25,739)	$(11,703)
Add: Derivative loss (income)	19,725	(13,422)
Add: Loss on extinguishment of debt	2,630	—
Add: Non-cash stock compensation expense	2,512	2,065
Add: Expenses related to the departure of former President and CEO	—	281
Add: Expenses related to corporate headquarters’ relocation	2,482	—
Adjusted net income (loss)	$1,610	$(22,779)

Net income (loss) per diluted share	$(2.11)	$(0.97)
Impact of derivative loss (income)	1.62	(1.12)
Loss on extinguishment of debt	0.22	—
Impact of non-cash stock compensation expense	0.21	0.17
Impact of expenses related to the departure of former President and CEO	—	0.02
Impact of expenses related to corporate headquarters’ relocation	0.20	—
Adjusted net income (loss) per diluted share	$0.13	$(1.89)

Adjusted EBITDA reconciliation:
Net income (loss) from continuing operations	$(25,749)	$(10,150)
Income tax benefit	(3,760)	(779)
Interest expense, net	11,344	11,057
Derivative loss (income)	19,725	(13,422)
Depreciation, depletion and amortization	15,676	18,586
Loss on extinguishment of debt	2,630	—
Non-cash stock compensation expense	2,512	2,065
Expenses related to the departure of former President and CEO	—	281
Expenses related to corporate headquarters’ relocation	2,482	—
Adjusted EBITDA	$24,860	$7,638
Adjusted EBITDA margin	4.7%	1.7%

Free Cash Flow reconciliation:
Net cash provided by (used in) operations	$10,722	$(1,544)
Less: capital expenditures	(8,405)	(6,361)
Plus: proceeds from the sale of property, plant and equipment	5,155	2,682
Plus: proceeds from the sale of business units	27,022	—
Free Cash Flow	$34,494	$(5,223)